Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Select Quality
Municipal Fund, Inc.
811-06295

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Voting results for March 30, 2012 are as follows:

    Common and Preferred shares voting together as a class

Preferred shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                    6,365,762
                        1,338
   Against
                       550,236
                              -
   Abstain
                       287,718
                              -
   Broker Non-Votes
                    4,528,074
                              -
      Total
                  11,731,790
                        1,338



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                    6,347,076
                        1,338
   Against
                       551,359
                              -
   Abstain
                       305,281
                              -
   Broker Non-Votes
                    4,528,074
                              -
      Total
                  11,731,790
                        1,338

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168